[LOGO OMITTED] CHARTWELL INVESTMENT PARTNERS




                                 CODE OF ETHICS



                            AS AMENDED JUNE 15, 2005



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                       CHARTWELL INVESTMENT PARTNERS, L.P.



                       COMPLIANCE POLICIES AND PROCEDURES



I.   STATEMENT OF BUSINESS ETHICS OF CHARTWELL INVESTMENT PARTNERS, L.P.
     -------------------------------------------------------------------

          CHARTWELL INVESTMENT PARTNERS, L.P. IS COMMITTED TO MAINTAINING THE HIGHEST LEGAL AND ETHICAL STANDARDS IN THE CONDUCT OF OUR BUSINESS. WE HAVE BUILT OUR REPUTATION ON CLIENT TRUST AND CONFIDENCE IN OUR PROFESSIONAL ABILITIES AND OUR INTEGRITY. AS FIDUCIARIES, WE PLACE OUR CLIENTS' INTERESTS ABOVE OUR OWN. MEETING THIS COMMITMENT IS THE RESPONSIBILITY OF OUR FIRM AND EACH AND EVERY ONE OF OUR EMPLOYEES.

     A.   CODE OF ETHICS FOR CHARTWELL INVESTMENT PARTNERS, L.P.
          ------------------------------------------------------

          The following Code of Ethics shall apply to all partners, officers and employees of Chartwell Investment Partners, L.P. ("Associates").(1) This Code of Ethics is based on the principle that all Chartwell Associates owe a fiduciary duty to the Firm's clients to conduct their affairs, including their personal securities transactions, at all times in accordance with federal securities laws and in such a manner as to avoid: (i) serving their own personal interests ahead of clients; (ii) taking advantage of their position; and (iii) any actual or potential conflicts of interest.

          Please direct any questions about this Code of Ethics to the Compliance Officer.

          1.   CODE OF CONDUCT GOVERNING PERSONAL SECURITIES TRANSACTIONS.

               a. The personal trading activities of all Chartwell Associates must be conducted in a manner to avoid actual or potential conflicts of interest with Chartwell's clients. No Associate may use his or her


--------------------
(1) For purposes of compliance with the Code of Ethics, the term "partner" includes the Firm's general partner and certain limited partners, as described below. The Firm's general partner is Chartwell G.P., Inc. (the "General Partner"). The General Partner is a Pennsylvania corporation and, as a practical matter, does not engage in personal securities transactions. Members of the General Partner's Board of Directors, however, may engage in personal securities transactions. Such directors and the Firm's limited partners are subject to this Code only if they are involved in making securities recommendations to clients or have access to such recommendations that are nonpublic or have access to nonpublic information regarding client transactions or the portfolio holdings of any reportable fund hereunder, except that all Limited Partners, regardless of whether they have such access, are subject to the following provisions of this Code of Ethics: (1) the standard of business conduct in Section IA; (2) the requirement to comply with applicable federal securities laws in Section IA1a;
(3) the requirement to report any violations of the code in Section IA1a; (4) the requirement that each supervised person be provided a copy of the code and provide a written acknowledgment of receipt of the code in Section 7b(i) and 8a.

                    position with Chartwell or any investment opportunities he or she learns of because of his or her position with Chartwell, to the detriment of Chartwell's clients. Chartwell Associates must comply with all applicable federal securities laws as defined in Rule 204A-1 under the Investment Advisers Act. Chartwell Associates are not permitted to front-run any securities transaction of a client, or to scalp by making recommendations for clients with the intent of personally profiting from personal holdings of transactions in the same or related securities. Each Associate should promptly report any situation or transaction involving an actual or potential conflict of interest to the Compliance Officer and each Associate shall report to the Compliance Officer any violations of this Code.

               b. Even if not specifically prohibited under paragraph D below, certain personal trading activities may create or appear to create conflicts of interest. If an Associate has any doubt whether a personal trade raises a conflict of interest, the Associate should consult the Compliance Officer before trading. The Compliance Officer's determination as to whether a particular personal trading activity is permitted shall be conclusive. If the Compliance Officer determines that a particular personal trading activity is not permitted, the Associate must refrain from or terminate the activity immediately. Failure to comply with the Compliance Officer's determination may result in sanctions, up to and including termination.

               c. The Management Committee may except any person, security or transaction from any specific provision of the Code. The Management Committee will prepare a report documenting the nature of any exception granted, the persons involved and the reasons for granting such exception. Any approval or exception granted by the Management Committee under this Code shall not be viewed as or deemed to be a Code violation.

          2.   WHO IS COVERED BY THESE REQUIREMENTS?
               -------------------------------------

               All Chartwell Associates and members of their immediate family or significant others who reside in their household are subject to Chartwell's policies and procedures governing personal securities transactions.

          3.   WHAT ACCOUNTS AND TRANSACTIONS ARE COVERED?
               -------------------------------------------

                    (i) Subject to the last two sentences of this paragraph, the policies and procedures cover (1) ALL personal --- securities accounts and open-end mutual fund* transactions of each Chartwell Associate, and (2) all securities and accounts in which a Chartwell Associate has "beneficial ownership." For purposes of these requirements, "beneficial ownership" has the same meaning as in Securities Exchange Act Rule 16a-1(a)(2). Generally, a person has


--------------------
* trades of open-end mutual funds either managed or sub-advised by Chartwell.

                    beneficial ownership of a security if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares direct or indirect interest in the security. A transaction by or for the account of a spouse or other immediate family member sharing the Associate's household is presumed to be the same as a transaction by the Associate. Instances where Chartwell Associates trade for the account of spouses or other immediate family members not living in the same home are also covered. Securities accounts and/or transactions by any private pooled investment products (including without limitation, private investment partnerships (i.e.-hedge funds, incubator funds) and wrap programs) that a Chartwell Associate might be deemed to have a pecuniary interest in, are exempt from the blackout periods (Section I.A.5.) and pre-clearance requirements (Section I.A.6.) provided that such investment product is sponsored or managed by Chartwell Investment Partners, L.P. However, such transactions are still subject to the Code's reporting requirements (refer to Sections I.A.5c. & I.A.7.). Also, securities accounts and/or transactions by any private pooled investment product (including without limitation, private investment partnerships (i.e.-hedge funds, incubator funds) and wrap programs) not sponsored or managed by Chartwell Investment Partners or any related person/entity, in an account over which the Chartwell Associate has no direct or indirect influence or control are exempt from the blackout periods (Section I.A.5.), pre-clearance requirements (Section I.A.6.) and reporting requirements (I.A.7.).

          4.   WHAT SECURITIES ARE COVERED BY THESE REQUIREMENTS?
               --------------------------------------------------

               All securities (and derivative forms thereof, including options and futures contracts) and corporate bonds are covered by these requirements EXCEPT (1) securities that are direct obligations of the government of the United States, such as Treasury bills, notes and bonds and derivatives thereof; (2) bankers' acceptances; (3) bank certificates of deposit; (4) commercial paper; (5) high quality short-term debt instruments, including repurchase agreements; (6) shares of registered, open-end mutual funds. PLEASE NOTE THAT SHARES OF OPEN-END MUTUAL FUNDS MANAGED AND SUB-ADVISED BY CHARTWELL (SEE ATTACHED LIST), CLOSED-END FUNDS AND UNIT INVESTMENT TRUSTS ARE COVERED.

     5.   WHAT TRANSACTIONS ARE PROHIBITED BY THESE REQUIREMENTS?
          -------------------------------------------------------

          a. Chartwell Associates may not purchase or sell, directly or indirectly, any security within seven calendar days before or three calendar days after the time that the same security is being or has been purchased or sold or considered for purchase or sale for a Chartwell client without prior written approval of the Compliance Officer. Chartwell Associates who breach this prohibition by PURCHASING a security within seven calendar days before a Chartwell client trades such security and without prior approval, shall be prohibited from selling that security for a period of six months from the date of the trade. Any profits realized from a sale of such security within the proscribed six month period shall be relinquished. Further, a Chartwell Associate who SELLS a security within seven calendar days before a ----- Chartwell client sells such security and without prior approval shall relinquish any profits realized on such transaction equal to the difference between the Chartwell Associate's sale price and the Chartwell client's sale price.


          b. Chartwell Associates may not purchase or sell ANY Large Cap Value or U.S. Equity securities nor any related options transactions held in Chartwell client accounts due to conflict of interest with Wrap Program portfolio holdings.

          c. Chartwell Associates may not purchase ANY securities (including those otherwise excepted from coverage under paragraph 4 above) in a private placement or initial public offering without the prior written approval of the Compliance Officer (i.e.-email the Compliance Group prior to the transaction to attain necessary approval).

          d. Chartwell Associates may not profit from the purchase and sale or sale and purchase of the same security within a 60 day period. Any profits realized from such trades shall be relinquished.

          e. Chartwell Associates purchasing, exchanging or redeeming shares in Chartwell managed or sub-advised open-end mutual funds must comply with the policies and standards set forth in the funds' prospectuses, including specifically the restrictions on market timing activities and exchanges. In addition, Chartwell Associates who redeem shares of such fund purchased within the preceding 30 days (a "short-term" trade), must report the short-term trade to the Compliance Dept. no more than two business days after the transaction. All short-term trades will be monitored and reviewed by the Compliance Dept., whether or not they are reported. Chartwell Associates may be required to relinquish any profit made on such a trade.

          f. Chartwell Associates may not serve on the board of directors of any publicly traded or private company without the prior written approval of the Compliance Officer.

     No Firm funds or property may be used for any unlawful or unethical purpose, nor may any employee attempt to purchase privileges or special benefits through payment of bribes, kickbacks, or any other form of "payoff". Customary and normal courtesies in conformance with the standards of the industry are allowable except where prohibited by applicable laws or rules. Particular care and good judgment is required when dealing with federal, state or local government officials to avoid inadvertent violations of government ethics rules. Accordingly, no entertainment, gifts or any other items of value should be provided to any official of a governmental body with which the Firm does or is seeking to do business or which has jurisdiction over the activities of the Firm, without the prior approval of the Compliance Officer, as described in the following Gifts and Entertainment policies:

               GIFTS:
               ------

          g. Chartwell associates are not permitted to accept or give anything valued above the DE MINIMIS amount of $100, either directly or indirectly, from/to any persons or entities doing business with the Firm (including but not limited to broker-dealers, service providers, clients or prospective clients). In certain cases, employees may accept or give gifts of greater than DE MINIMIS value ($100) only if PRE-APPROVED by the Compliance Department.

               In order to prevent any conflicts of interest on behalf of our clients or prospective clients, the Compliance Department will keep record of all greater than DE MINIMIS gifts accepted or given.

               ENTERTAINMENT:
               --------------

          h. During the course of servicing existing client accounts, Chartwell representatives may entertain clients over a meal, golf outing or other sporting event while also reviewing their respective portfolio. Often times, the Firm will also sponsor client hosted events either business related or charitable with cash contributions. These forms of gifting/entertainment may directly or indirectly benefit Chartwell in the retention of existing clients or acquisition of prospective clients. To that extent, it is the Firm's general policy that employees not provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person or entity that does or seeks to do business with or on behalf of Chartwell. In certain cases, employees may provide or accept entertainment of DE MINIMIS ($500) or greater value only if PRE-APPROVED by the Compliance Department or a member of the Management Committee.

               In order to prevent any conflicts of interest on behalf of our clients or prospective clients, the Chief Compliance Officer or compliance designee will keep record of all greater than DE MINIMIS entertainment accepted or given.

               POLITICAL CONTRIBUTIONS:
               ------------------------

          i. Few variables matter more in our business than trust, character and reputation. Chartwell has determined that any potential association with the term "pay to play" is unacceptable and as such the Management Committee has approved the following policy.

               Chartwell employees and their dependents are prohibited from contributing to the political campaigns of individuals that serve as board members or committee members for current clients, potential clients or individuals affiliated with such clients. This prohibition applies to individual contributions and to political action committees (PAC's) within which an employee participates.

               Chartwell further restricts an employee's annual contribution to a single political candidate or to a political entity (except national parties or campaigns) such as a state or county party organization to $2,000.

               Prior to making a contribution to a political campaign, it is the employee's responsibility to verify that Chartwell does not manage the assets of an entity where the recipient may directly or indirectly influence plan decisions for the client. In order to prevent any conflicts of interest on behalf of our clients, PRE-APPROVAL of contributions ranging from $101 to $2,000 must be obtained from the Chief Compliance Officer. The Compliance Department will keep record of all such contributions.

     6.   PRE-CLEARANCE OF PERSONAL TRANSACTIONS.
          ---------------------------------------

          a. Chartwell Associates must pre-clear personal securities transactions with the Trading and Compliance departments. Pre-clearance of a securities transaction is valid for 48 hours. A Pre-Clearance Form is found at Attachment 1 (Form C). The Compliance Officer will also pre-clear any trader's trades if another trader is not available. Transactions in Chartwell managed/sub-advised open-end mutual funds must be pre-cleared with the Compliance Department. Forms must then be given to the Compliance Officer (or designee).

          b.   Pre-clearance is not necessary for the following transactions:

               (i) Purchases or sales over which the Associate has no direct or indirect influence or control.

               (ii) Purchases or sales of municipal bonds or exchange traded funds.

               (iii) Purchases that are part of an automatic dividend
                     reinvestment plan. Automatic Investment plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with predetermined schedules and allocations. An automatic investment plan includes a dividend reinvestment plan.

     7.   REPORTS OF SECURITIES HOLDINGS AND IDENTIFICATION OF SECURITIES
          ---------------------------------------------------------------
          ACCOUNTS.
          ---------

          a. Every Chartwell Associate shall disclose to the Compliance Officer (or designee) all personal securities and open-end mutual fund* holdings (including municipal and corporate bonds and exchange traded funds for this reporting purpose) and accounts upon commencement of employment ("Initial Holdings Report") and thereafter on an annual basis as of December 31 ("Annual Holdings Report")(broker statements are accepted in lieu of completing a Annual Holdings Report). Initial Holdings Reports must be submitted no later than 10 days after commencement of employment, and the information must be current as of a date no more than 45 days prior to the date of commencement of employment. Annual Holdings Reports must be submitted by February 14 of each year. A form for this purpose may be found at Attachment 1 (Form E).

          b. Every Associate shall direct their brokers to supply to the Compliance Officer (or designee), no later than 30 days after the end of each calendar quarter, duplicate copies of the confirmation of all personal securities and mutual fund transactions (including municipal and corporate bonds and exchange traded funds for this reporting purpose) as well as account statements and shall notify the Compliance Officer when the Associate opens a new securities account. A form for this purpose may be found at Attachment 1 (Form F). A transaction includes a purchase or sale, which includes the writing of an option to purchase or sell.

          c. Every Chartwell Associate shall certify upon initial employment and thereafter on an annual basis to the Compliance Officer (or designee) that:

               (i) they have received, read and understand the Code of Ethics and any amendments; and that they are subject thereto;

               (ii) they have complied with the requirements of the Code of Ethics; and

               (iii) they have reported all personal securities and open-end mutual fund* transactions and accounts required to be reported by the Code of Ethics.

               (iv) they have reported all investments of limited partnerships and a brief description of the purpose of the LP's.

               (v) they have not been convicted of, or pleaded guilty or no contest to, any felony, or any misdemeanor involving investments or an investment-related business, fraud, false statements or omissions, wrongful taking of property, bribery, forgery, counterfeiting or extortion, etc.

--------------------
* transactions of open-end mutual funds either managed or sub-advised by Chartwell.

               A form for this purpose may be found at Attachment 1 (Form B).

     8.   REVIEW AND ENFORCEMENT OF CODE OF ETHICS.
          -----------------------------------------

          a. The Compliance Officer (or designee) shall notify each person who becomes an Associate of their reporting requirements no later than 10 days before the first quarter in which the person is required to begin reporting. The Compliance Officer (or designee) will provide each Associate with a copy of this Code and any amendments. (See Form A)

          b. The Compliance Officer (or designee) will review all initial and Annual Holdings Reports.

          c. The Compliance Officer (or designee) will, on a quarterly basis, review all reported personal securities transactions to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the Compliance Officer must give the person an opportunity to supply explanatory material.

          d. If the Compliance Officer finds that a Code violation may have occurred, the Compliance Officer must submit a written report regarding the possible violation, together with the confidential report and any explanatory material provided by the person to the Management Committee. The Management Committee will independently determine whether the person violated the Code.

          e. No person shall be required to participate in a determination of whether he or she has violated the Code or discuss the imposition of any sanction against him or herself.

          f. The Compliance Officer will submit his or her own personal securities reports, as required, to an Alternate Compliance Officer who shall fulfill the duties of the Compliance Officer with respect to the Compliance Officer's reports.

          g. If the Management Committee finds that a person has violated the Code, the Management Committee will approve an appropriate resolution of the situation, which may include any sanctions (including termination) that the Committee deems appropriate.

     9.   PROTECTION OF CONFIDENTIAL INFORMATION CONCERNING CLIENT
          --------------------------------------------------------
          RECOMMENDATIONS OR ADVICE.
          --------------------------

          The Firm has adopted the following policies and procedures to limit access to information relating to decisions as to what advice or recommendations should be given to clients ("Advisory Information") to those of the Firm's officers, partners and employees who have a legitimate need to know that information:

          a. DESIGNATION OF ADVISORY PERSONS. The Management Committee shall designate as "Advisory Persons" those of the Firm's officers, partners and employees who make or participate in decisions as to what advice or recommendations should be given to clients whose duties or functions relate to the making of such recommendations or who otherwise have a legitimate need to know information concerning such matters. The Compliance Officer (or designee) will inform such persons of their status as an "Advisory Person."

          b. OBLIGATIONS OF ADVISORY PERSONS. In the handling of Advisory Information, Advisory Persons shall take appropriate measures to protect the confidentiality of such information. Specifically, Advisory Persons shall refrain from:

               (i) Disclosing Advisory Information to anyone other than another Advisory Person, inside or outside of the Firm (including any employee of an affiliate); EXCEPT on a strict need-to-know basis and under circumstances that make it reasonable to believe that the information will not be misused or improperly disclosed by the recipient; and

               (ii) Engaging in transactions--or recommending or suggesting that any person (other than a Firm client) engage in transactions -- in any security to which the Advisory Information relates.

          c. GENERAL POLICY CONCERNING NON-ADVISORY PERSONS. As a general matter, no employee of the Firm (other than those employees who are designated as Advisory Persons) or any employee of an affiliate of the Firm should seek or obtain access to Advisory Information. In the event that an employee of the Firm (other than an employee who is designated as an Advisory Person) should come into possession of Advisory Information, he or she should refrain from either disclosing the information to others or engaging in transactions (or recommending or suggesting that any person engage in transactions) in the securities to which such information relates.

     10. MONITORING COMPLIANCE WITH INSIDER TRADING AND TIPPING POLICIES AND PROCEDURES.

          The Compliance Officer (or designee) shall review duplicate confirmations and periodic account statements. This review is designed to
     (i) ensure the propriety of personal trading activity; (ii) avoid possible conflict situations; and (iii) identify transactions that may violate the prohibitions. The Compliance Officer shall immediately report any findings of possible irregularity or impropriety to the Management Committee.

ATTACHMENT 1

                                     FORM A

ACKNOWLEDGMENT BY NEW EMPLOYEE OF RECEIPT OF COMPLIANCE MANUAL
OF CHARTWELL INVESTMENT PARTNERS, L.P.
--------------------------------------------------------------------------------

To:  Compliance Officer
     Chartwell Investment Partners, L.P.
     1235 Westlakes
     Drive, Suite 400
     Berwyn, PA 19312-2412

I hereby acknowledge receipt of a copy of the Chartwell Investment Partners, L.P. COMPLIANCE MANUAL, which I have read and understand. I will comply fully with all provisions of these policies and procedures to the extent they will apply to me during the coming year. I further understand and acknowledge that any violation of these policies and procedures, including engaging in a prohibited transaction or failure to file reports as required, may subject me to disciplinary action, including termination of employment.

I certify that I have not, during the past ten years, (1) been convicted of, or pleaded guilty or no contest to, any felony, or any misdemeanor involving investments or an investment-related business, fraud, false statements or omissions, wrongful taking of property, bribery, forgery, counterfeiting or extortion; (2) been enjoined by a court in connection with any investment-related activity or found by a court to have been involved in any violation of investment-related laws or rules; (3) been subject to disciplinary action or found to have violated or to have been a cause of violations by others of any law or rule by the Securities and Exchange Commission, the Commodity Futures Trading Commission, any other federal or state regulatory agency, any securities or commodities exchange or securities or commodities self-regulatory organization; or (4) been the subject of or affiliated with the subject of an order entered by any foreign government, court, regulatory agency or exchange related to investments or fraud. I am not aware of any pending proceeding, investigation or inquiry that could lead to any such event. I agree to notify Chartwell Investment Partners, L.P.'s Compliance Officer immediately if I become aware of any such event, proceeding, investigation or inquiry.

If you have no securities holdings or accounts, please check here. [ ]


--------------------------------------             -----------------------------
Printed Name                                       Signature



                                                   -----------------------------
                                                   Date

                                     FORM B

ANNUAL CERTIFICATION BY EMPLOYEE OF PERSONAL SECURITIES ACCOUNTS, PRIVATE PLACEMENT INVESTMENTS AND RECEIPT OF COMPLIANCE MANUAL
--------------------------------------------------------------------------------

To:   Compliance Officer
      -------------------------------------------------------------------

Chartwell Investment Partners, L.P.'s Code of Ethics, governed by Rule 17j-1, requires all employees to provide a certification regarding their personal securities holdings. Please carefully review each item below, check the appropriate boxes that apply and complete any applicable forms also attached.

During the preceding twelve months ended December 31, 2004:

1. I have engaged in Private Placement or Limited Partnership investments: [ ] (complete attached Form D)

2.   I have disclosed all of my personal securities holdings, open-end mutual
     fund transactions and accounts required by the Code of Ethics.          [ ]

3.   I have acquired new securities holdings accounts that have not yet been
     disclosed. (complete attached Form E)                                   [ ]

4.   I have no securities holdings or related accounts.                      [ ]

5. I certify that I have not, during the past year, (1) been convicted of, or pleaded guilty or no contest to, any felony, or any misdemeanor involving investments or an investment-related business, fraud, false statements or omissions, wrongful taking of property, bribery, forgery, counterfeiting or extortion; (2) been enjoined by a court in connection with any investment-related activity or found by a court to have been involved in any violation of investment-related laws or rules; (3) been subject to disciplinary action or found to have violated or to have been a cause of violations by others of any law or rule by the Securities and Exchange Commission, the Commodity Futures Trading Commission, any other federal or state regulatory agency, any securities or commodities exchange or securities or commodities self-regulatory organization; or (4) been the subject of or affiliated with the subject of an order entered by any foreign government, court, regulatory agency or exchange related to investments or fraud. I am not aware of any pending proceeding, investigation or inquiry that could lead to any such event. I agree to notify Chartwell Investment Partners, L.P.'s Compliance Officer immediately if I become aware of any such event, proceeding, investigation or inquiry.

6.   I also, hereby acknowledge receipt of a copy of the Chartwell Investment
     Partners, L.P.                                                          [ ]

     COMPLIANCE MANUAL, Code of Ethics and any amendments, which I have read and understand. I have fully complied with the requirements of the Code of Ethics in the past year and will comply fully with all provisions of these policies and procedures to the extent they will apply to me during the coming year. I further understand and acknowledge that any violation of these policies and procedures, including engaging in a prohibited transaction or failure to file reports as required, may subject me to disciplinary action, including termination of employment.


  -------------------------------          -----------          ----------------
  Signature                                Date                 Year Ended

                                     FORM C

PRE-CLEARANCE FORM
------------------

     PERSONAL SECURITIES TRANSACTION

     PRE-CLEARANCE FORM

     I certify that the securities listed on this form have not been traded by Chartwell Investment Partners for at least (7) calendar days.

        SECURITY NAME        SYMBOL       BUY/SELL      SHARES      EXECUTING BROKER
        -------------        ------       --------      ------      ----------------

    1. _________________     ________     ________      ______      _____________________

    2. _________________     ________     ________      ______      _____________________

    3. _________________     ________     ________      ______      _____________________

    4. _________________     ________     ________      ______      _____________________

    5. _________________     ________     ________      ______      _____________________

    6. _________________     ________     ________      ______      _____________________

    7. _________________     ________     ________      ______      _____________________

    8. _________________     ________     ________      ______      _____________________

    9. _________________     ________     ________      ______      _____________________



    ------------------------                          ----------------------
    Chartwell Employee/Date                           Trading Dept./Date


    ------------------------
    Compliance Dept./Date




    Note:  This form is valid for 48 hours.

                                     FORM D

EMPLOYEE PRIVATE PLACEMENT AND LIMITED PARTNERSHIP INVESTMENTS

ONLY REPORT HOLDINGS IN PRIVATE PLACEMENTS AND LIMITED PARTNERSHIP INVESTMENTS ACQUIRED DURING THE LAST YEAR.

IF YOU HAVE NO HOLDINGS IN PRIVATE PLACEMENTS AND LIMITED PARTNERSHIP INVESTMENTS, PLEASE WRITE "N/A" IN THE FIRST BLANK WINDOW.

PLEASE SIGN AND RETURN COMPLETED FORM TO LUANN.

---------------------------------------- --------------------- ----------- ----------------
  NAME OF PRIVATE PLACEMENT OR LIMITED     AMOUNT OF INITIAL     DATE OF
             PARTNERSHIP                      INVESTMENT        INVESTMENT  PURPOSE OF LP
---------------------------------------- --------------------- ----------- ----------------

---------------------------------------- --------------------- ----------- ----------------

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


       ---------------------------------     ------------      -----------------
       SIGNATURE                             DATE              YEAR ENDED

                                     FORM E

REPORT OF INITIAL AND UPDATED DISCLOSURE OF PERSONAL
SECURITIES HOLDINGS AND ACCOUNTS
-------------------------------------------------------

This report shall set forth information regarding each security holding in which you or an immediate family member residing in your household have a direct or indirect beneficial interest, including holdings by a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to you, other than authority to trade for a client of Chartwell Investment Partners, L.P. In lieu of listing each security position below, you may instead attach copies of brokerage statements, and return this Form E and copies of the brokerage statements to the Compliance Officer. Refer to the Compliance Manual for additional filing instructions. This report shall also set forth information regarding each account in which any securities were held for your direct or indirect benefit.

Securities Holdings

-------------------------- ----------------------- -------------------------- ------------------------------------------
Name of Issuer/Title of    Ticker Symbol or        Type of Security           No. of Shares, Principal Amount,
Security                   Cusip No. as            (Common, Bond, Option,     Maturity Date, Interest Rate (as
                           applicable              etc.)                      applicable)
-------------------------- ----------------------- -------------------------- ------------------------------------------

-------------------------- ----------------------- -------------------------- ------------------------------------------

-------------------------- ----------------------- -------------------------- ------------------------------------------

-------------------------- ----------------------- -------------------------- ------------------------------------------

-------------------------- ----------------------- -------------------------- ------------------------------------------

-------------------------- ----------------------- -------------------------- ------------------------------------------

Securities Accounts

-------------------------- ------------------------------------ -----------------------------------------
Name of Broker, Dealer     Date Account Established             Name on and Type of Account
or Bank
-------------------------- ------------------------------------ -----------------------------------------

-------------------------- ------------------------------------ -----------------------------------------

-------------------------- ------------------------------------ -----------------------------------------

-------------------------- ------------------------------------ -----------------------------------------

-------------------------- ------------------------------------ -----------------------------------------

-------------------------- ------------------------------------ -----------------------------------------

o TO THE BEST OF MY KNOWLEDGE, I HAVE DISCLOSED ALL OF MY SECURITY HOLDINGS AND ACCOUNTS.


---------------------------          -------           --------------
Signature                            Date              Year Ended

                                     FORM F

NOTIFICATION OF SECURITIES ACCOUNT

DATE: _______________________________

TO:   Compliance Officer

FROM: NAME: _________________________________________________________________
      DEPARTMENT: ___________________________________________________________
      LOCATION: _____________________________________________________________
      TELEPHONE: ____________________________________________________________

This is to advise you that I will be opening or have opened a securities account with the following firm:

TYPE OF ACCOUNT:    CASH               MARGIN

NAME OF ACCOUNT:    ____________________________________________________________
                    (If other than employee, please state your relationship to the person named on the account, I.E., spouse)


ACCT#:              ____________________________________________________________

NAME OF FIRM:       ____________________________________________________________

ATTN (OPTIONAL):    ____________________________________________________________

ADDRESS OF FIRM:    ____________________________________________________________

CITY/STATE/ZIP:     ____________________________________________________________